RIDDELL SPORTS INC.                                                EXHIBIT 11
  STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                          Three Months Ended June 30,        Six Months Ended June 30,
                                          ---------------------------      ---------------------------
                                             1996            1995             1996            1995
                                          -----------     -----------      -----------     -----------
Primary earnings per share:
- -----------------------------------
  Weighted average common shares
  outstanding during period                8,067,985       8,067,985        8,067,985       8,067,985

  Common shares equivalents of dilutive
   stock options based on treasury
   stock method using average market
   price for  quarter                        549,336               0          469,157               0
                                          -----------     -----------      -----------     -----------
  Average common shares and equivalents    8,617,321       8,067,985        8,537,142       8,067,985
                                          ===========     ===========      ===========     ===========
  Net income for the period               $1,878,418      $1,409,539       $3,168,816      $2,500,935
                                          ===========     ===========      ===========     ===========
  Per share amount                             $0.22           $0.17            $0.37           $0.31
                                          ===========     ===========      ===========     ===========

Fully diluted earnings per share:
- -----------------------------------
  Weighted average common shares           8,067,985       8,067,985        8,067,985       8,067,985
  outstanding during period

  Common shares equivalents of dilutive
   stock options based on treasury
   stock method using quarter ending
   market price which is higher than
   average market price                      549,336               0          539,630               0
                                          -----------     -----------      -----------     -----------
  Average common shares and equivalents    8,617,321       8,067,985        8,607,615       8,067,985
                                          ===========     ===========      ===========     ===========
  Net income for the period               $1,878,418      $1,409,539       $3,168,816      $2,500,935
                                          ===========     ===========      ===========     ===========
  Per share amount                             $0.22           $0.17            $0.37           $0.31
                                          ===========     ===========      ===========     ===========